Exhibit 3.4

FORM OF

AMENDED AND RESTATED

BYLAWS

OF

CORUS PHARMA, INC.

Originally adopted on January 8, 2001

Amendments are listed on p. i

CORUS PHARMA, INC.

AMENDMENTS

Section	Effect of Amendment	Date of Amendment
3.3	Deleted in its entirety	July 5, 2001
3.4	Deleted staggered board references	July 5, 2001
3.5	Deleted in its entirety	July 5, 2001
3.2	Set board at nine directors	April 5, 2004
All	Amended and restated in its entirety	, 2004

-i-

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

FORM OF

AMENDED AND RESTATED

BYLAWS

OF

CORUS PHARMA, INC.

SECTION 1. OFFICES

The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the “Board”) may designate. The corporation may have such other offices, either within or without the state of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2. STOCKHOLDERS

2.1	Annual Meeting

The annual meeting of the stockholders shall be held each year within 90 to 180 days after the fiscal year end of the corporation at a date, time and location determined by resolution of the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held on such other date as may be convenient.

At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting for a period of up to 120 days from the date fixed for such meeting in accordance with this Section 2.1.

2.2	Special Meetings

The Chairman of the Board, the Chief Executive Officer, the President or the Board may call special meetings of the stockholders for any purpose, but such special meetings may not be called by any other person or persons.

2.3	Place of Meeting

2.3.1	Place

Meetings of stockholders may be held at the principal office of the corporation or at such other place within or without the state of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all the stockholders entitled to notice of the meeting. The Board may, in its sole discretion, determine that the meeting shall not be held in any place, but instead be held solely by means of remote communication.

2.3.2	Remote Communication

If authorized by the Board in its sole discretion, subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in the meeting and (b) be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

2.4	Notice of Meeting

2.4.1	Manner of Notice

The Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Board, or stockholders calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting written notice stating the place (if any), date and hour of the meeting, the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and to vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be delivered personally, by mail or by a form of electronic transmission to which the stockholder to whom notice is given has consented, not less than 10 (or the minimum number permitted by applicable law) nor more than 60 days (or the maximum number permitted by applicable law) before the meeting. Upon written request delivered to the corporation in accordance with Section 2.5 hereof by the holders of not less than the number of outstanding shares of the corporation specified in Section 2.2 hereof, the stockholders may request that the corporation call a special meeting of stockholders. Within 60 days of such a request, it shall be the duty of the Secretary to give notice of a special meeting of stockholders to be held on such date and at such place and hour as the Secretary may fix, and, if the Secretary shall neglect or refuse to issue such notice, the stockholders making the request may do so and may fix the date for such meeting.

2.4.2	Delivery of Notice

If such notice is mailed, it shall be deemed delivered when deposited in the official government mail, with postage prepaid, properly addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the corporation. If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company. If such notice is given by a form of electronic transmission to which the stockholder has consented (which consent shall be revocable at any time by such stockholder by written notice to the corporation), such notice shall be deemed delivered as follows: (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder. Notice given in any other manner shall be deemed delivered when dispatched to the stockholder’s address.

2.4.3	Exceptions to Notice Requirement

Whenever notice is required to be given under any provision of these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law (the “DGCL”): (a) to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person, and any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given; (b) to any stockholder to whom (i) notices of two consecutive annual meetings, and all notices of any special meetings during the period between such two consecutive annual meetings, or (ii) if applicable, all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable (other than notices given by electronic transmission), the giving of such notice to such person shall not be required, and any action or meeting that shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then-current address, the requirement that notice be given to such person shall be reinstated.

2.5	Business for Stockholders Meetings

2.5.1	Business at Annual Meetings

In addition to the election of directors, other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with Section 2.5.3 hereof, and received by the Secretary not fewer than 90 or more than 120 days prior to the anniversary date of the prior year’s meeting; provided, however, that in the event that (i) the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date and (ii) less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made. No business shall be conducted at any annual meeting of stockholders except in accordance with this Section 2.5.1. If the facts warrant, the Board, or the chairman of an annual meeting of stockholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting or (b) business was not properly brought before the meeting in accordance with the provisions of this Section 2.5.1 and, if it is so determined in either case, any such business shall not be transacted. The procedures set forth in this Section 2.5.1 for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

2.5.2	Business at Special Meetings

At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 2.4 hereof, shall come before such meeting.

2.5.3	Notice to Corporation

Any written notice required to be delivered by a stockholder to the corporation pursuant to Section 2.2, Section 2.4, Section 2.5.1 or Section 2.5.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices. Any such stockholder notice shall set forth (a) the name and address of the stockholder proposing such business; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and (d) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business.

2.6	Waiver of Notice

2.6.1	Waiver in Writing or by Electronic Transmission

Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a written waiver, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice (to the extent permitted by the DGCL), whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.6.2	Waiver by Attendance

The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.7	Fixing of Record Date for Determining Stockholders

2.7.1	Meetings

For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) or less than 10 days (or the minimum number permitted by applicable law) before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.7.2	Dividends, Distributions and Other Rights

For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.8	Voting List

At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. This list shall also be produced and kept at the place of such meeting during the whole time of the meeting for inspection by any stockholder who is present. If the meeting is to be held solely by means of remote communications, the list shall also be open to examination by any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.9	Quorum

A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, however, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10	Manner of Acting

In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

2.11	Proxies

2.11.1	Appointment

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent (a) executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature, or (b) transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, however, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.11.2	Delivery to Corporation; Duration

A proxy shall be filed with the Secretary before or at the time of the meeting. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.12	Voting of Shares

Except as provided in the Certificate of Designations for any series of preferred stock that may be authorized by the Board, each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

2.13	No Cumulative Voting for Directors

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the corporation.

2.14	No Action by Stockholders Without a Meeting

Actions of the stockholders may be taken only at a meeting thereof and may not be taken by written consent.

2.15	Inspectors of Election

2.15.1	Appointment

In advance of any meeting of stockholders, the Board shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more persons to act as inspector of elections at such meeting.

2.15.2	Duties

The inspectors of election shall:

(a) ascertain the number of shares of the corporation outstanding and the voting power of each such share;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and

(e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.

The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the DGCL as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.

2.16	Voting Procedures

All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. If authorized by the Board, any requirement of a written ballot for the election of Directors or otherwise shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

2.17	Adjournment

When a meeting is adjourned to another time or place, unless the Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any) of such adjourned meeting, and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 3. BOARD OF DIRECTORS

3.1	General Powers

The business and affairs of the corporation shall be managed by the Board.

3.2	Number and Tenure

The Board shall be composed of not less than five or more than ten Directors, the specific number to be set by resolution of the Board. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

On or prior to the date on which the corporation first provides notice of an annual meeting of stockholders following the conversion of all of the outstanding shares of the corporation’s preferred stock (a “Full Conversion Event”), the Board shall be divided into three classes, as equal in number as may be possible, and designated Class 1, Class 2 and Class 3, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders or any special meeting in lieu thereof following a Full Conversion Event, the terms of the Class 1 Directors shall expire and the Class 1 Directors shall be elected for a full term of three years. At the second annual meeting of stockholders or any special meeting in lieu thereof following a Full Conversion Event, the terms of the Class 2 Directors shall expire and the Class 2 Directors shall be elected for a full term of three years. At the third annual meeting of stockholders or any special meeting in lieu thereof following a Full Conversion Event, the terms of the Class 3 Directors shall expire and the Class 3 Directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders or special meeting in lieu thereof, Directors elected to succeed the Directors of the class whose terms expire at such meeting shall be elected for a full term of three years. Notwithstanding any of the foregoing provisions of this Section 3.2, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Directors shall have such qualifications as may be required by the Board, and need not be stockholders of the corporation or residents of the state of Delaware.

3.3	Nomination and Election

3.3.1	Nomination

Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any stockholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a stockholder may nominate persons for election as Directors only if written notice (made in accordance with Section 2.5.3 hereof) of such stockholder’s intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of the stockholders, not fewer than 90 or more than 120 days prior to the anniversary date of the prior year’s meeting; provided, however that in the event that (a) the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary and (b) less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to stockholders. Any such stockholder’s notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or re-election as a Director, the name and address of such nominee, such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a meeting of stockholders at which Directors are to be elected, may determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of stockholders to make nominations pursuant to the foregoing procedure is subject to the superior rights, if any, of the holders of any class or series of stock having a preference over the common stock. The procedures set forth in this Section 3.3 for nomination for the election of Directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

3.3.2	Election

At each election of Directors, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

3.4	Annual and Regular Meetings

An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders or at such other time and place as the Chairman of the Board may determine. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the state of Delaware for holding regular meetings thereof without other notice than such resolution.

3.5	Special Meetings

Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or, in the case of special Board meetings, any one Director and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the state of Delaware as the place for holding any special meeting called by them.

3.6	Meetings by Telephone

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

3.7	Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.7.1	Personal Delivery

If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

3.7.2	Delivery by Mail

If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid at least five days before the meeting.

3.7.3	Delivery by Private Carrier or Overnight Carrier

If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting or, in the case of delivery by overnight carrier, at least one business day before the meeting.

3.7.4	Facsimile Notice

If notice is delivered by facsimile telecommunication, the notice shall be deemed effective when dispatched at least two days before the meeting to a Director at his or her facsimile number appearing on the records of the corporation.

3.7.5	Delivery by Telegraph

If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company at least two days before the meeting for delivery to a Director at his or her address shown on the records of the corporation.

3.7.6	Oral Notice

If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

3.7.7	Delivery by Electronic Transmission

If notice is delivered electronically, the notice shall be deemed effective if the content thereof is transmitted at least two days before the meeting to a Director at his or her email address, or other electronic address, shown on the records of the corporation.

3.8	Waiver of Notice

3.8.1	In Writing or by Electronic Transmission

Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice to the extent permitted by the DGCL, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

3.8.2	By Attendance

The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.9	Quorum

A majority of the total number of Directors fixed by or in the manner provided in these Bylaws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board, provided, however, that such number may be not less than one-third of the total number of Directors fixed by or in the manner provided in these Bylaws, shall constitute a quorum for the transaction of business at any Board meeting. If less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.10	Manner of Acting

The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

3.11	Presumption of Assent

A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

3.12	Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if each of the Directors or each of the committee members, as applicable, consent to such action in writing or by electronic transmission. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.13	Resignation

Any Director may resign at any time by delivering notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.14	Removal

At a meeting of stockholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, only for cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of Directors.

3.15	Vacancies

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(a) Any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of Directors (the “Voting Stock”) voting together as a single class; or (ii) the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board. Subject to the rights of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the number of Directors shall, unless the Board determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified.

(b) If at any time, by reason of death, resignation or other cause, the corporation should have no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

3.16	Committees

3.16.1	Creation and Authority of Committees

The Board may, by resolution passed by a majority of the number of Directors fixed by or in the manner provided in these Bylaws, appoint standing or temporary committees, each committee to consist of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee, or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval or (b) adopting, amending or repealing any of these Bylaws.

3.16.2	Audit Committee

In addition to any committees appointed pursuant to this Section 3.16, there shall be an Audit Committee. The Audit Committee shall be appointed annually by the Board and shall consist of at least three Directors who are not members of management and who shall have such other qualifications as may be required by the Board, applicable law and the listing requirements of the NASDAQ Stock Market or any national securities exchange on which the securities of the corporation are then traded (the “Listing Requirements”). The duties of the Audit Committee shall be set forth in a written charter recommended by the Audit Committee and adopted by the Board, which charter shall comply with applicable law and the Listing Requirements. Such duties shall include (a) appointing, determining compensation for, approving the services of and overseeing the corporation’s independent auditors; (b) overseeing the qualifications, independence and performance of the corporation’s independent auditors; (c) monitoring the integrity of the corporation’s financial statements, financial reporting process and systems of internal finance and accounting controls; (d) establishing procedures for the receipt, retention and communication of complaints regarding accounting, internal accounting controls or auditing matters; and (e) discharging such other responsibilities as may from time to time be assigned to the Audit Committee by the Board. The Audit Committee shall meet at such times and places as its members deem advisable, and shall make such recommendations to the Board as it considers appropriate.

3.16.3	Compensation Committee

The Board may, in its discretion, designate a Compensation Committee consisting of at least two Directors who are not members of management as it may from time to time determine. If appointed, the members of the Compensation Committee shall have such qualifications as may be required by the Board, applicable law and the Listing Requirements. The duties of the Compensation Committee shall be set forth in a written charter recommended by the Compensation Committee and adopted by the Board, which charter shall comply with applicable law and the Listing Requirements. Such duties may include (a) establishing and reviewing periodically, but not less than annually, the compensation of the Chief Executive Officer and other executive officers of the corporation; (b) making recommendations to the Board concerning the compensation of nonofficer employees, directors and consultants of the corporation; (c) developing and reviewing incentive compensation plans for the employees of the corporation; (d) carrying out the duties assigned to the Compensation Committee under any stock option plan or other plan approved by the corporation; (e) approving and making grants of stock options and other equity securities to the executive officers of the corporation; and (f) consulting with the President or Chief Executive Officer concerning any compensation matters deemed appropriate by the President, the Chief Executive Officer or the Compensation Committee; and (g) discharging such other responsibilities as may from time to time be assigned to the Compensation Committee by the Board. The Compensation Committee shall meet at such times and places as its members deem advisable, and shall make such recommendations to the Board as it considers appropriate.

3.16.4	Nominating and Corporate Governance Committee

The Board may, in its discretion, designate a Nominating and Corporate Governance Committee consisting of one or more Directors who are not members of management as it may from time to time determine. If appointed, the members of the Nominating and Corporate Governance Committee shall have such qualifications as may be required by the Board, applicable law and the Listing Requirements. The duties of the Nominating and Corporate Governance Committee shall be set forth in a written charter recommended by the Nominating and Corporate Governance Committee and adopted by the Board, which charter shall comply with applicable law and the Listing Requirements. Such duties may include (a) reporting and making recommendations to the Board on the size and composition of the Board; (b) evaluating and selecting, or recommending that the Board select, nominees for election and re-election to the Board or appointment to committees thereof; (c) developing and recommending to the Board a set of corporate governance principles for the corporation and a code of business conduct and ethics applicable to specified executive officers of the corporation; and (d) discharging such other responsibilities as may from time to time be assigned to the Nominating and Corporate Governance Committee by the Board. The Nominating and Corporate Governance Committee

shall meet at such times and places as its members deem advisable, and shall make such recommendations to the Board as it considers appropriate.

3.16.5	Minutes of Meetings

All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.16.6	Quorum and Manner of Acting

A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

3.16.7	Resignation

Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Board or the chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.16.8	Removal

The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these Bylaws.

3.17	Compensation

By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting or a stated salary as a Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4. OFFICERS

4.1	Number

The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers, including, without limitation, a Chief Executive Officer, and a Chairman of the Board, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these

Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

4.2	Election and Term of Office

The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected and qualified.

4.3	Resignation

Any officer may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4	Removal

Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5	Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

4.6	Chairman of the Board

The Chairman of the Board shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and stockholders and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation. The Chairman of the Board may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chairman of the Board shall perform all duties incident to the office of the chief executive officer of a corporation and such other duties as are prescribed by the Board from time to time.

4.7	Chief Executive Officer

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if any, the Chief Executive Officer of the corporation (if such an officer is appointed) shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board, and shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

4.8	President

The President shall be the chief operating officer of the corporation unless some other officer is so designated by the Board and in the event of the death of the Chairman of the Board or his or her inability to act, the President shall perform the duties of the Chairman of the Board, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chairman of the Board. The President may sign, with the Secretary or any Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation. The President shall have, to the extent authorized by the Chairman of the Board or the Board, the same powers as the Chairman of the Board to sign deeds, mortgages, bonds, contracts or other instruments. The President shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board or by the Board.

4.9	Vice President

In the event of the death of the Chief Executive Officer or the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or any Assistant Secretary or with the Treasurer or any Assistant Treasurer, certificates for shares of the corporation. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board, the President or the Board.

4.10	Secretary

The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation’s records and stock registers, and authentication of the corporation’s records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President, the Chief Executive Officer or the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.11	Treasurer

If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; sign certificates for shares of the corporation; and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.12	Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1	Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2	Loans to the Corporation

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3	Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4	Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

6.2	Certificates for Shares

Certificates representing shares of the corporation shall be signed by the Chairman of the Board or a Vice Chairman of the Board, if any, or the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified. Some or all of any classes or series of stock of the corporation may be uncertificated shares.

6.3	Stock Records

The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4	Restriction on Transfer

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, that reads substantially as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws (collectively, the “Acts”). No interest in such shares may be sold, encumbered or otherwise transferred unless (a) there is an effective registration statement under the Acts covering the transaction, (b) this corporation receives an opinion of counsel satisfactory to this corporation stating that such registration is not required under the Acts, or (c) this corporation otherwise satisfies itself that such registration is not required under the Acts.”

6.5	Transfer of Shares

The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.6	Lost or Destroyed Certificates; Issuance of New Certificate or Uncertificated Shares

The corporation may issue a new certificate for stock in place of any certificate alleged to have been lost, stolen, destroyed or mutilated. The corporation may require the owner of the lost, stolen, destroyed or mutilated certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of such new certificate or uncertificated shares.

6.7	Shares of Another Corporation

Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board may determine or, in the absence of such determination, by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the corporation.

SECTION 7. BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

SECTION 8. ACCOUNTING YEAR

The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

SECTION 9. SEAL

The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. INDEMNIFICATION

10.1	Right to Indemnification

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as such a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Section 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 10.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.1 or otherwise.

10.2	Right of Indemnitee to Bring Suit

If a claim under Section 10.1 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

10.3	Nonexclusivity of Rights

The rights to indemnification and to the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right that any person seeking indemnification or advancement of expenses may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or these Bylaws or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

10.4	Insurance, Contracts and Funding

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The corporation, without further stockholder approval, may enter into contracts with any Director, officer, employee or agent in furtherance of the provisions of this Section 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.

10.5	Indemnification of Employees and Agents of the Corporation

The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Section 10 with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

10.6	Persons Serving Other Entities

Any person who is or was a Director, officer or employee of the corporation who is or was serving (a) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under Section 10.1 hereof.

10.7	Procedures for the Submission of Claims

The Board may establish reasonable procedures for the submission of claims for indemnification pursuant to this Section 10, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these Bylaws and shall be deemed for all purposes to be a part hereof.

SECTION 11. AMENDMENTS OR REPEAL

These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board. The stockholders may also amend and repeal these Bylaws or adopt new Bylaws by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. All Bylaws made by the Board may be amended or repealed by the stockholders as provided above. Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

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The foregoing Bylaws were adopted by the Board of Directors on                                 , 20    .

Secretary